Exhibit 3.62

Form 205 This space reserved for office use.

(Revised 05/11)

Submit in duplicate to: FILED

In the Office of the

Secretary of State Certificate of Formation Secretary of State of Texas

P.O. Box 13697

Austin, TX 78711-3697 Limited Liability Company JAN 1 7 2012

512 463-5555 Corporations Section

FAX: 512 463-5709

Filing Fee: $300

Article 1—Entity Name and Type The filing entity being formed is a limited liability company. The name of the entity is:

Sabra Texas Holdings GP, LLC

The name must contain the words “limited liability company,” “limited company,” or an abbreviation of one of these phrases.

Article 2—Registered Agent and Registered Office

(See instructions. Select and complete either A or B and complete C.)

[Xl A. The initial registered agent is an organization (cannot be entity named above) by the name of:

C T Corporation System

OR

[ ] B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name M.1. Last Name Suffix

C. The business address of the registered agent and the registered office address is:

350 N. St. Paul Street Suite 2900 Dallas TX 75201-4234

Street Address City State Zip Code

Article 3—Governing Authority

(Select and complete either A or B and provide the name and address of each governing person.)

[ ] A. The limited liability company will have managers. The name and address of each initial manager are set forth below.

[X] B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below.

GOVERNING PERSON 1

NAME (Enter the name of cither an individual or an organization, but not both.) IF INDIVIDUAL

First Name M.I. Last Name OR

IF ORGANIZATION Suffix

Sabra Health Care Limited Partnership

Organization Name ADDRESS

18500 Von Karman Avenue, Suite 550 Irvine CA USA 92612

Street or Mailing Address City Slate Country Zip Code:

RECEIVED

TX060BOC • 06/09/2011 C T System Online JAN 17 2012

Secretary of State

GOVERNING PERSON 2

NAME (Enter the name of either an individual or an organization but not both.)

IF INDIVIDUAL

First Name M.I. last Name Suffix

OR

IP ORGANIZATION

Organization Name

ADDRESS

Street or Mailing Address City State Country Zip Code

GOVERNING PERSON 3

NAME (Enter the name of either an individual or an organization but not both.)

IF INDIVIDUAL

First Name M.I. Last Name Suffix

OR

IF ORGANIZATION

Organization Name

ADDRESS

Street or Mailing Address City State Country Zip Code

Article 4—Purpose

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference,]

Organizer

The name and address of the organizer:

Deborah-Lore C. Secard

Name

610 Newport Center Drive, Suite 1200 Newport Beach CA 92660

Street or Mailing Address City State Zip Code

Effectiveness Of Filing (Select either A, B, or C.)

A. [X] This document becomes effective when the document is filed by the secretary of state.

B. ? This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. [ ] This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date: January 13,2012

Signature of organizer

Deborah-Lore C. Secard

Printed or typed name of organizer